                                                                    EXHIBIT 99.1

For Immediate Release                                      Contact: James Illson
                                          Senior Vice President, Finance and CFO
                                                                  (310) 615-1295

                                             Financial Media/Investor Relations:
                                        Charles B. Freedman, Assistant Treasurer
                                                                  (310) 615-1376

                                                                     Rivian Bell
                                                                  (310) 615-6812
                                                                  (310) 615-6868
                                                  (800) 686-1910 (24-hour pager)

          MERISEL ACHIEVES THIRD CONSECUTIVE QUARTER OF PROFITABILITY:
                             $.07 INCOME PER SHARE

       SALES IN NORTH AMERICAN BUSINESS IMPROVE OVER SECOND QUARTER 1996

El Segundo, Calif. (Aug. 4, 1997) -- Merisel, Inc. (NASDAQ:MSEL) announced today that it has achieved its third consecutive quarter of profitability for the period ended June 30, 1997. The company reported consolidated net income of $2,046,000, or $.07 per share, on sales of $895,754,000 for the second quarter 1997 compared with a net loss of $(11,404,000), or $(.38) per share, on sales of $l.44 billion for the second quarter 1996. The quarter ended June 30, 1997, represented the first period in which the results of operations included only the company's North American Business, which consists of its ongoing distribution businesses in the United States and Canada. Merisel's North American Business reported an 8.1 percent sales increase over sales of $828,954,000 for the second quarter 1996.

For the six months ended June 30, 1997, Merisel reported consolidated net income of $3,176,000, or $.11 per share, on sales of $2.01 billion versus a loss of $(24,912,000) on sales of $2.98 billion for the same period last year. Sales for the North American Business for the period increased 5.6 percent to $1.81 billion from $1.71 billion for the same period last year.

In the second quarter, Merisel produced $12,906,000 in earnings before interest, income taxes, depreciation and amortization (EBITDA) compared with $2,436,000 and a loss of $(2,378,000) for the second quarter last year for consolidated operations and the North American Business, respectively. Second quarter 1997 EBITDA includes a $1,530,000 gain on the sale of unused real estate assets in Cary, N.C.

                                     (more)

Merisel/Q2 Earnings
Page 2



For the six months ended June 30, 1997, Merisel reported $26,015,000 in EBITDA on a consolidated basis compared with $4,582,000 for the same period last year. The company's North American Business contributed $23,271,000 in EBITDA for the period versus a loss of $(2,238,000) for the comparable period last year.

According to Dwight A. Steffensen, Merisel chairman and chief executive officer, "we continued to make significant progress in the areas required to complete the company's turnaround. The factors which contributed to improvement in operating results include the positive rate of sales growth, sustained gross margins, and effective procedures to control operating expenses. In 1997, the rate of year-to-year sales growth has improved measurably from 3.3 percent in the first quarter to 8.1 percent in the second quarter, giving evidence of the company's sales momentum. Sales growth continued especially strong in Merisel Canada, the Merisel Open Computing Alliance (MOCA(TM)), and our value-added reseller (VAR) business."

For the quarter, the company reported gross margins of 6.21 percent of sales compared with gross margins of 5.52 percent of sales and 5.30 percent of sales for the same period last year for consolidated operations and the North American Business, respectively. The increase in second quarter gross margin levels from the prior year reflects such factors as more effective margin management through a stronger concentration on more profitable product lines and involvement in special vendor purchasing and rebate programs, as well as the resolution of certain vendor reconciliation items resulting from improved processes and controls. Future vendor reconciliations may or may not favorably affect margins in subsequent periods.

Merisel continues to move forward with its proposed debt restructuring and last week commenced the solicitation of stockholder proxies and a noteholder exchange offer. As announced, proxies from stockholders as of July 22 will be voted at a special meeting on Friday, Aug. 29, 1997. The exchange offer expires on the same date. The company is also exploring arrangements for alternative financing in the event the existing debt restructuring plan is not implemented in accordance with its terms.

Except for the historical financial information contained herein, the matters discussed in this news release constitute forward looking information, and actual results could differ materially from current expectations. Among the factors that could impact actual results are any change in the company's pending debt restructuring, and other items detailed periodically in the company's SEC reports on forms 10-K, 10-Q, and 8-K.

                                     (more)

Merisel/Q2 Earnings
Page 3


Merisel, Inc. (NASDAQ:MSEL) is a leading distributor of computer hardware, software and networking products. Merisel distributes a full line of 25,000 products and services from the industry's leading manufacturers to more than 45,000 resellers throughout North America.

The company offers extensive support services, including training, marketing, technical support, configuration, merchandising, telemarketing, information services and third-party financing. @Merisel, the company's corporate home page, is located at http://www.merisel.com. Additional information can be obtained by fax at (310) 615-6811.

            MERISEL, INC. AND SUBSIDIARIES SUMMARY OPERATING RESULTS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                          3 MONTHS ENDED JUNE 30,   6 MONTHS ENDED JUNE 30,
                             1997        1996         1997          1996
Net Sales                 $895,754   $1,442,668    $2,008,855   $2,979,257
Gross Profit                55,653       79,587       120,631      166,810
Income(Loss) Before
     Income Taxes            2,205      (11,958)        3,509      (24,986)
Net Income(Loss)             2,046      (11,404)        3,176      (24,912)

Net Income(Loss) Per
     Share                $   0.07   $    (0.38)   $     0.11   $    (0.83)
Weighted Average Shares
     Outstanding            30,078       29,878        30,078       29,871



                                    #  #  #

                           (Financial tables follow)

                         MERISEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE QUARTER ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                  (UNAUDITED)

NET SALES                                    $895,754

COST OF SALES                                 840,101
                                             --------
   GROSS PROFIT                                55,653

SELLING, GENERAL & ADMINISTRATIVE EXPENSES     43,299
                                             --------
   OPERATING INCOME                            12,354

INTEREST EXPENSE                                7,760
OTHER EXPENSES                                  2,389
                                             --------
   INCOME BEFORE INCOME TAXES                   2,205

INCOME TAX PROVISION                              159
                                             --------
   NET INCOME                                $  2,046
                                             ========

WEIGHTED AVERAGE SHARES OUTSTANDING            30,078
                                             ========

NET INCOME PER SHARE                         $   0.07
                                             ========

                         MERISEL, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)
                                  (UNAUDITED)

NET SALES                                    $2,008,855

COST OF SALES                                 1,888,224
                                             ----------
   GROSS PROFIT                                 120,631

SELLING, GENERAL & ADMINISTRATIVE EXPENSES       94,820
                                             ----------
   OPERATING INCOME                              25,811

INTEREST EXPENSE                                 16,383
OTHER EXPENSES                                    5,919
                                             ----------
 INCOME BEFORE INCOME TAXES                       3,509

INCOME TAX PROVISION                                333
                                             ----------
   NET INCOME                                $    3,176
                                             ==========

WEIGHTED AVERAGE SHARES OUTSTANDING              30,078
                                             ==========

NET INCOME PER SHARE                         $     0.11
                                             ==========

                         MERISEL, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                  ASSETS
                                  ------
CURRENT ASSETS:
CASH AND CASH EQUIVALENTS                                 $  48,563
ACCOUNTS RECEIVABLE
    (net of allowance for doubtful accounts of $23,105)     181,809
INVENTORIES                                                 346,730
PREPAID EXPENSES AND OTHER CURRENT ASSETS                    20,912
DEFERRED INCOME TAX BENEFIT                                     478
                                                          ---------
    TOTAL CURRENT ASSETS                                    598,492

PROPERTY AND EQUIPMENT, NET                                  54,866
COST IN EXCESS OF NET ASSETS ACQUIRED, NET                   25,914
OTHER ASSETS                                                  7,805
                                                          ---------

    TOTAL ASSETS                                          $ 687,077
                                                          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES:
ACCOUNTS PAYABLE                                          $ 347,627
ACCRUED LIABILITIES                                          37,517
SUBORDINATED DEBT - CURRENT                                   4,400
LONG-TERM DEBT - CURRENT                                     10,645
                                                          ---------
    TOTAL CURRENT LIABILITIES                               400,189

LONG-TERM DEBT                                              259,723
SUBORDINATED DEBT                                             8,800
                                                          ---------
    TOTAL LIABILITIES                                       668,712

STOCKHOLDERS' EQUITY:
CAPITAL STOCK                                                   301
ADDITIONAL PAID IN CAPITAL                                  142,300
ACCUMULATED DEFICIT                                        (117,988)
CUMULATIVE TRANSLATION ADJUSTMENT                            (6,248)
                                                          ---------
    TOTAL STOCKHOLDERS' EQUITY                               18,365
                                                          ---------

    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY            $ 687,077
                                                          =========

